Trycera Financial Reports April 2007 Key Financial Metrics

Financial services company continues strong year-over-year growth, but experiences material month-over-month declines from new program launch volatility and pending program release timing.

IRVINE, California -- (MARKET WIRE) - May 11, 2007 - Trycera Financial, Inc. (OTC BB: TRYF - News), a financial services company specializing in the delivery of prepaid card programs and products, today announced its key financial metrics for April 2007.

First, gross revenues for April 2007 increased 311% year-over-year to $420K from $102K in April 2006. To normalize the comparison, gross revenues for April 2006 were adjusted to remove all fee revenues accumulated while cards maintained negative balances in that specific month. In April 2007, month-over-month gross revenues declined to $420K from $781K in March 2007.

Second, stored value revenues for April 2007 increased 375% year-over-year to $399K from $84K in April 2006. April 2007 month-over-month comparable results declined to $399K from $746K in March 2007.

Third, April 2007 gross dollar volume (GDV) increased 694% year-over year to $5.5M from $0.7M in April 2006. While the April 2007 comparable monthly GDV decreased to $5.5M from $8.7M in March 2007, annualized GDV run rates on a comparable year-over-year basis have grown nearly 700% to $66.0M in April 2007 from $8.3M in April 2006.

"While we continue to deliver strong year-over-year growth across all of our key financial metrics, month-over-month comparisons declined materially in April from March as we experienced significant volatility associated with our initial product and customer program launches," commented Bryan Kenyon, CFO of Trycera Financial. "Due to a contractual breach associated with non-payment by our largest customer on one of our key initial program launches, we froze the account pending receipt of payment. As a result, our key financial metrics declined month-over-month, and our operational action may continue to adversely impact the next several months of our key financial metrics until payment is received and the underlying program breach is resolved."

Mr. Kenyon further commented, "On a going-forward basis, and independent of the necessary operational action that was taken for this specific customer, we expect to continue growing throughout 2007 in comparison to 2006 on all key financial metrics. Additionally, and due to the customer concentrations expected early in our program roll-out schedule, we expect further material short-term volatility on a monthly basis until our core debit card portfolio is more broadly diversified amongst a wider set of customers and programs. Currently, this diversification is expected to be achieved by year end 2007. In the interim, and because the underlying changes to our key financial metrics are expected to remain both dynamic and material, we will continue providing monthly updates in a timely manner so that all existing and prospective shareholders remain fully informed as events unfold."

This shareholder update is not intended to imply or predict GAAP or non-GAAP EBITDA, Net Income or EPS, nor should the information be used to imply or predict the related impact of the Company's monthly cash flow from operations. Full financial information and related disclosures for 1 QTR 2007 will be reported in the Company's 10-QSB filing expected next week, and full financial information and related disclosures for 2 QTR 2007 will be reported in the Company's 10-QSB filing expected in mid-August 2007.

FORWARD LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

ABOUT TRYCERA FINANCIAL, INC.

Trycera Financial, Inc. is a financial services company specializing in the delivery of prepaid card programs, prepaid card program management, alternative credit products and ID verification. As a registered MSP for MasterCard and an ISO for Visa, the Company partners with companies focused on developing, implementing and marketing customized prepaid card solutions. For more information, please visit the Company's web site at www.trycera.com.

INVESTOR/PRESS/MEDIA CONTACT:

Bryan Kenyon, CFO
(949) 273-4304
stockinfo@trycera.com